POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint, Kimberly J. Smith and Linda E. Senker, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the following Golden American registration statements, and amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

o Golden American Initial Registration Statement on Form S-1 (No. 333-____) for registration of fixed account interests.


SIGNATURE                         TITLE                              DATE


/s/ CHRIS D. SCHREIER             CHIEF FINANCIAL OFFICER,
_____________________________     VICE PRESIDENT AND DIRECTOR   JUNE 12, 2002
CHRIS D. SCHREIER

/s/ KEITH GUBBAY                  PRESIDENT AND
_____________________________     DIRECTOR                      JUNE 12, 2002
KEITH GUBBAY

/s/ THOMAS J. MCINERNEY
_____________________________     DIRECTOR                      JUNE 12, 2002
THOMAS J. MCINERNEY

/s/ P. RANDALL LOWERY
_____________________________     DIRECTOR                      JUNE 12, 2002
P. RANDALL LOWERY

/s/ MARK A. TULLIS
_____________________________     DIRECTOR                      JUNE 12, 2002
MARK A. TULLIS